Exhibit 99.1

T2 Biosystems Announces Third Quarter 2021 Financial Results

LEXINGTON, Mass., November 4, 2021 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced financial results for the three months ended September 30, 2021.

Recent Highlights

•	Achieved third quarter revenue of $7.4 million, including product revenue of $4.3 million, representing growth of 42% and 15%, respectively, compared to the prior year period

•	Generated third quarter U.S. sepsis test panel utilization annualized run rate of $115,000 per legacy sepsis instrument, representing growth of 55% compared to the prior year period

•	Sold 8 T2Dx® Instruments during the third quarter

•

Expanded commercialization into the Asia-Pacific region signing distribution agreements in Korea and Singapore, resulting in two T2Dx Instruments sold during the third quarter and have received contracts for four T2Dx Instruments to be sold during the fourth quarter

•	Received Option 2A of the multiple year product development contract with BARDA valued at $6.4 million, following successful completion of Option 1 development milestones

•

Unveiled new clinical data at industry conferences with presentation of poster session and abstract data showcasing the effectiveness of T2 Biosystems’ culture-independent rapid diagnostic technologies

•	Appointed industry veteran Brett Giffin as Chief Commercial Officer and appointed industry expert Laura Adams to the Board of Directors

“Our third quarter results demonstrate meaningful progress across our corporate priorities, accelerating our sales, enhancing our operations, and advancing our pipeline,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “We believe our commercial and medical affairs investments will enable greater adoption and utilization of our current sepsis products, and our pipeline of new products will lead to even greater growth opportunities.”

Third Quarter 2021 Financial Results

Total revenue for the third quarter of 2021 was $7.4 million, an increase of 42% compared to the prior year period. Product revenue for the third quarter of 2021 was $4.3 million, an increase of 15% compared to the prior year period, driven by increased test panel sales. Research and contribution revenue for the third quarter of 2021 was $3.1 million, an increase of 110% compared to the prior year period, driven by increased BARDA contract activity.

Operating expenses for the third quarter of 2021 were $14.9 million, an increase of $5.9 million compared to the prior year period, driven by increased BARDA contract research and development activity, increased commercial headcount and tradeshow activity and an ERP system implementation.

Net loss for the third quarter of 2021 was $14.0 million, $0.08 per share, compared to a net loss of $11.3 million, $0.08 per share, in the prior year period.

Cash, equivalents, marketable securities, and restricted cash were $43.6 million as of September 30, 2021.

2021 Financial Outlook

The Company is raising its revenue expectations to reflect its third quarter results and now expects revenue for the full year 2021 to be between $25.0 million and $27.0 million. Product revenue is now expected to be between $15.0 million and $16.0 million. Research and contribution revenue is expected to be between $10.0 million and $11.0 million unchanged from the prior guidance. The Company continues to expect to enter into at least 30 T2Dx Instrument contracts in 2021.

Webcast and Conference Call Information

T2’s management team will host a conference call today, November 4, 2021, beginning at 4:30pm ET. Investors interested in listening to the call may do so by dialing 1-844-825-9789 for domestic callers or 1-412-317-5180 for international callers. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Cauris™ Panel, and T2Lyme™ Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, , as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature.. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2021, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$22,047	$16,793
Marketable securities	20,042	25,396
Accounts receivable	4,222	5,099
Inventories	4,822	3,636
Prepaid expenses and other current assets	3,327	2,660

Total current assets	54,460	53,584
Property and equipment, net	3,813	3,771
Operating lease right-of-use assets	10,052	11,034
Restricted cash	1,551	551
Marketable securities	—	10,002
Other assets	161	136

Total assets	$70,037	$79,078

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$2,616	$2,058
Accrued expenses and other current liabilities	8,169	7,512
Deferred revenue	613	230

Total current liabilities	11,398	9,800
Notes payable	47,132	45,235
Operating lease liabilities, net of current portion	9,665	10,533
Deferred revenue, net of current portion	50	424
Derivative liability	—	1,010
Other liabilities	4,255	3,350
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 165,967,924 and 148,078,974 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	165	148
Additional paid-in capital	457,440	431,544
Accumulated other comprehensive income	4	9
Accumulated deficit	(460,072)	(422,975)

Total stockholders’ (deficit) equity	(2,463)	8,726

Total liabilities and stockholders’ (deficit) equity	$70,037	$79,078

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$4,306	$3,757	$12,634	$5,843
Research revenue	—	—	—	11
Contribution revenue	3,122	1,488	8,444	4,488

Total revenue	7,428	5,245	21,078	10,342
Costs and expenses:
Cost of product revenue	4,720	6,833	15,341	13,804
Research and development	6,384	3,782	16,448	12,348
Selling, general and administrative	8,536	5,266	21,983	17,226

Total costs and expenses	19,640	15,881	53,772	43,378

Loss from operations	(12,212)	(10,636)	(32,694)	(33,036)
Other income (expense):
Interest income	6	1	18	2
Interest expense	(1,919)	(647)	(4,632)	(3,908)
Other income, net	163	27	211	53

Total other expense	(1,750)	(619)	(4,403)	(3,853)

Net loss	$(13,962)	$(11,255)	$(37,097)	$(36,889)

Net loss per share — basic and diluted	$(0.08)	$(0.08)	$(0.24)	$(0.33)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	165,882,334	147,793,891	156,397,584	112,371,006

Other comprehensive loss:
Net loss	$(13,962)	$(11,255)	$(37,097)	$(36,889)
Net unrealized gain on marketable securities arising during the period	—	—	9	—
Less: net realized gain on marketable securities included in net loss	—	—	(14)	—

Total other comprehensive loss, net of taxes	—	—	(5)	—

Comprehensive loss	$(13,962)	$(11,255)	$(37,102)	$(36,889)